KINDERCARE LEARNING CENTERS, INC.

                                 RESTATED BYLAWS

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine, or, in the sole discretion of the Board of Directors, shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware General Corporation Law.

          Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held at a date, time, place, if any, and by means of remote communications if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting as fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Board of Directors or Chief Executive Officer for any purpose and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Company. Each such stockholder request shall state the purpose of the proposed meeting.

          Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice, or electronic transmission of notice if consented to by a stockholder entitled to notice, of the time, date and place (or means of remote communication if applicable) of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder. Any previously scheduled annual or special meeting of the stockholders may be postponed or canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

          Section 4. Waiver of Notice. Whenever notice is required to be given to stockholders under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, a written waiver, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a stockholders meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need by specified in any written or electronic transmission waiver of notice.

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          Section 5. Fixing of Record Date.

          (a) Record Date Fixed by Board of Directors. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, (ii) be more than 60 nor less than 10 days before the date of such meeting, or (iii) be more than 60 days prior to any action other than a meeting.

          (b) Record Date Not Fixed by Board of Directors. If no record date is fixed by the Board of Directors:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) Record Date for Stockholder Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          (d) Adjourned Meetings. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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          Section 6. List of Stockholders for Meeting. After a record date for a meeting of the stockholders is fixed and at least 10 days before any such meeting, the Corporation shall prepare an alphabetical list of all stockholders entitled to vote at the meeting of the stockholders showing the address of each stockholder and the number of shares registered in the name of each stockholder, but need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. Refusal or failure to prepare or make available the list of stockholders does not affect the validity of action taken at the meeting except that upon the willful neglect or refusal of the Directors to produce such a list at any meeting, held at a place, or to open such a list to reasonable examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting.

          Section 7. Quorum; Adjournment.

          (a) Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

          (b) Adjournment. Any annual or special meeting of stockholders may be adjourned by the chairman of the meeting from time to time. If the meeting is to be reconvened at another time or place, if any, or means of remote communication, if any, notice need not be given of any such adjourned meeting if the time, date and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. The stockholders present at a meeting shall not have authority to adjourn the meeting. At the adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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          Section 8. Voting. If a quorum exists, action by the stockholders on a matter, other than the election of Directors, is approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Unless otherwise provided in the Certificate of Incorporation, Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election at a meeting at which a quorum is present.

          Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may vote shares in person or by proxy. A stockholder may appoint a proxy either by personally executing an appointment form or by causing the stockholder's agent or attorney-in-fact to execute such form, or by such other means as is specifically authorized by Delaware General Corporation Law. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. An appointment is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest sufficient in law to support an irrevocable power.

          Section 10. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or such other person designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate and as are consistent with applicable law. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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                                   ARTICLE II

                                    DIRECTORS
                                    ---------

          Section 1. Number, Election and Removal of Directors; Chairman of the Board. The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. Within the limits specified above, the number of Directors shall be determined by the Board of Directors. The Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders. The Directors shall elect a Chairman of the Board.

          Section 2. Regular Meetings. A regular meeting of the Board of Directors may be held without notice immediately after, and at the same place as, the annual meeting of the stockholders. Regular meetings of the Board of Directors shall be held at such times and places as may be from time to time fixed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors.

          Section 3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the Directors then serving and shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon direction by the Board of Directors.

          Section 4. Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, email, facsimile transmission, other form of wire or wireless communication, mail or courier service sent to Director's business or home address. If mailed, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressees, (d) if given by facsimile or email upon transmission of the message, or (e) if given by overnight mail or courier, one day after delivery to the overnight mail or courier service company. Notice by all other means shall be deemed effective when received by or on behalf of the Director. Notice of any regular or special meeting need not describe the purposes of, or the business to be transacted at, the meeting unless required by law or the Certificate of Incorporation.

          Section 5. Waiver of Notice. Whenever notice to directors is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, a written waiver, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to

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be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors need be specified in any written waiver of notice.

          Section 6. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these Bylaws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

          Section 7. Meeting by Telephone Conference; Action Without Meeting.

          (a) Telephone Conference Call. Directors may participate in a regular or special meeting of the Board, or any meeting of a committee designated by the Board by, or conduct such meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at such meeting.

          (b) Action Without Meeting. Any action that is required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if one or more written consents describing the action taken are signed by all of the Directors entitled to vote on the matter and included in the minutes of proceedings of the Board of Directors or the committee thereof. The action shall be effective when the last Director signs the consent, unless the consent specifies an earlier or later effective date.

          Section 8. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify, subject to limitations imposed by the Delaware General Corporation Law, and appoint one or more Directors to serve on them. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of the Delaware General Corporation Law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee. Unless otherwise determined by the Board of Directors, each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. By resolution dated August 1, 2001, adopted by a majority of the whole Board, the Corporation has elected to be governed by paragraph (2) of
Section 141(c) of the Delaware General Corporation Law.

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                                   ARTICLE III

                                    OFFICERS
                                    --------

          The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chief Executive Officer with or without cause, and the Chief Executive Officer may terminate the employment of any officer with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

                                   ARTICLE IV

                                 INDEMNIFICATION
                                 ---------------

          The Corporation shall indemnify Directors and officers (as such terms are defined in the Certificate of Incorporation) of the Corporation as specified in the Certificate of Incorporation. In addition, to the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a Director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

          Expenses incurred by a person who is or was a Director or officer of the Corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. If a claim under this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or other applicable law for the

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Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

          Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these Bylaws require notice to be given to any stockholder, such notice may be given in writing by mail, addressed to such stockholder at his, her or its address as it appears in the records of the Corporation, with postage thereon prepaid, or in a form of electronic transmission consented to by the stockholder to whom notice is given in accordance with Delaware General Corporation Law. Such notice shall be deemed to have been given when, if mailed, it is deposited in the United States mail or, if sent by electronic transmission, when directed to an electronic address or number at which the stockholder has consented to receive notice or such other means as permitted by Delaware General Corporation Law.

          Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

          Section 3. Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the stockholders of the Corporation.

Restated Bylaws adopted by the Board of Directors on August 1, 2001.

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